Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2021 relating to the consolidated financial statements of N1.RU LLC, appearing in Registration Statement No. 333-260218 on Form F-1 of Cian PLC.

/s/ AO Deloitte & Touche CIS

Moscow, the Russian Federation

December 20, 2021